Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated June 17, 2021, with respect to the consolidated financial statements of SAB Biotherapeutics, Inc. and Subsidiaries (Company) as of December 31, 2020 and 2019 and for the two years then ended, included in the Registration Statement and accompanying prospectus on Form S-1 (File No. 333-261496).

/s/ Mayer Hoffman McCann P.C.

San Diego, California

February 1, 2022